UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2019, FTE Networks, Inc. (“FTE” or the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) obtained and entered into a Consent and Waiver No. 3 (the “Third Consent and Waiver”) to that certain Forbearance Agreement dated March 30, 2019 (the “Forbearance Agreement”) (as amended) to that certain credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE, Benchmark Builders, Inc., a New York corporation and subsidiary of FTE, certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) dated October 28, 2015 (as amended, the “Credit Agreement”).

Pursuant to the Third Consent and Waiver, the Lenders have agreed to extend the Forbearance Period, as defined in the Forbearance Agreement, through and including April 24, 2019, which maturity date may be automatically extended to April 30, 2019 if a binding term sheet between the Company and Lenders is executed.

In connection with the Third Consent and Waiver, on April 19, 2019, Brian McMahon and Fred Sacramone each entered into an amendment to their respective Series A convertible promissory notes dated April 20, 2017 (the “Series A Notes”), to extend the maturity date on the Series A Notes to April 26, 2019 (which may be automatically extended to May 7, 2019 if a binding term sheet between the Company and Lenders is executed).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2019, the Company received a notice from the NYSE Regulation staff of the New York Stock Exchange (“NYSE”) indicating that the Company is not in compliance with NYSE’s continued listing requirements under the timely filing criteria outlined in Section 1007 of the NYSE American Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”).

NYSE informed the Company that the Company will have an initial cure period of six months from April 17, 2019 to file the 2018 Form 10-K with the SEC. The Company can regain compliance with NYSE continued listing requirements at any time before that initial six-month deadline by filing the 2018 Form 10-K with the SEC. If the Company fails to file the 2018 Form 10-K before NYSE’s six-month compliance deadline, the NYSE may grant, in its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. As disclosed in a Form 12b-25 filed with the SEC on April 1, 2019, the Company was unable to file the 2018 Form 10-K within the prescribed time period without unreasonable effort or expense due to (i) an ongoing independent investigation related to whether Company management had the proper authorization to issue certain convertible notes and the related shares issuable upon conversion of these convertible notes, as well as certain other debt instruments and equity transactions; (ii) issues related to the accounting for and disclosure of certain expenses incurred by management; and (iii) the appropriateness and disclosure of certain related party transactions. Additional time is also needed for the Company to file any necessary restatements of its financial statements for the periods noted in the Company’s Form 8-K filed with the SEC on April 4, 2019. The Company intends to file the 2018 Form 10-K as soon as practicable.

The Company issued a press release on April 22, 2018, announcing that it had received a notice from NYSE. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 3.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by FTE Networks, Inc. dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: April 22, 2019